                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(C) or ss. 240.14a-12


                            U.S. PLASTIC LUMBER CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)  Total fee paid:

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     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                              U.S. PLASTIC LUMBER CORPORATION
                              2300 GLADES RD., SUITE 440W
                              BOCA RATON, FLORIDA 33431
                              (561) 394-3511





April 28, 1998

Dear Stockholder:

The directors and officers of your company cordially invite you to attend the Annual Meeting of U.S. Plastic Lumber Corporation's stockholders, which will be held in the Sheraton Hotel located at 2000 N.W. 19th Street and Sheraton Way, Boca Raton, FL 33431 on Wednesday, June 3, 1998, at 2:00 P.M. (Eastern Daylight Savings Time).

At the Annual Meeting, stockholders will be asked to elect two directors for terms of four years; ratify the appointment of Arthur Andersen LLP as the Company's auditors for fiscal 1998; and consider and vote upon a proposal to approve a non-qualified stock option grant to the non-employee directors for their service in 1997; all more fully described in the proxy statement enclosed herewith.

We will also report on the progress of your company and comment on matters of current interest. There will be a period of informal discussion in which shareholders will have an opportunity to comment or ask questions.

IT IS IMPORTANT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY MAILING YOUR PROXY CARD TO THE COMPANY AT YOUR EARLIEST CONVENIENCE. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.


Sincerely,




Mark S. Alsentzer
Chairman

                                   U.S. PLASTIC LUMBER CORPORATION
                                   2300 GLADES RD., SUITE 440W
                                   BOCA RATON, FLORIDA  33431



              NOTICE OF THE 1998 ANNUAL MEETING OF THE STOCKHOLDERS
                             TO BE HELD JUNE 3, 1998

TO THE STOCKHOLDERS OF U.S. PLASTIC LUMBER CORPORATION:

         Notice is hereby given that the 1998 Annual Meeting of the Stockholders ("Annual Meeting") of U. S. Plastic Lumber Corporation (the "Company") will be held at the Sheraton Hotel located at 2000 N.W. 19th Street and Sheraton Way, Boca Raton, Florida 33431 on Wednesday, June 3, 1998 at 2:00 p.m. to consider and take action with respect to the following matters:

         1. To elect two directors for terms of fours years, or until their successors have been duly elected and qualified;

         2. To ratify the grant of a non-qualified stock option to purchase 2,500 shares of Common Stock granted to each current non-employee director of the Company; and

         3. To ratify the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1998;

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Holders of record of the Company's Common Stock as of the close of business on April 22, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         Even if you plan to attend the Annual Meeting in person, you are requested to date, sign and return the enclosed form of proxy card, which is solicited on behalf of the Board of Directors, at your earliest convenience. You may revoke your proxy at any time prior to exercise.



                                            By Order of the Board of Directors,



                                            Bruce C. Rosetto
                                            Secretary

April 28, 1998
Boca Raton, Florida



              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
            IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. IT WILL
              SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES
            AND ENSURE A QUORUM AT THE ANNUAL MEETING. NO POSTAGE IS
                    REQUIRED IF MAILED IN THE UNITED STATES.

                         U.S. PLASTIC LUMBER CORPORATION
                           2300 GLADES RD., SUITE 440W
                            BOCA RATON, FLORIDA 33431


                                 PROXY STATEMENT
                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1998

         The Board of Directors of U.S. Plastic Lumber Corporation (hereinafter called "USPL" or the Company") solicits your proxy for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 3, 1998 at the Sheraton Hotel located at 2000 N.W. 19th Street and Sheraton Way, Boca Raton, Florida 33431 at 2:00 p.m. E.D.T. or any postponement or adjustment thereof for the purposes set forth in the foregoing Notice of the Annual Meeting. The Notice of Annual Meeting, this proxy statement and the enclosed proxy are being first mailed to Stockholders on or about April 28, 1998.

         At the Annual Meeting, stockholders will be asked to elect two directors for terms of four years, ratify a grant of a non-qualified stock option for each non-employee director to purchase 2,500 shares of common stock and ratify the appointment of Arthur Andersen LLP as the Company's auditors for fiscal 1998, as well as, transact any other business which may properly come before the Annual Meeting.

         Stockholders of record can mail their signed proxy to the Company in the self addressed stamped envelope provided herewith. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

VOTE REQUIRED AND PROXY INFORMATION

         Only stockholders of USPL common stock, par value $.0001 per share, (the "Common Stock") of record at the close of business on April 22, 1998 ("Record Date") are entitled to vote at the Annual Meeting.

         As of the close of business on the Record Date, 16,719,154 shares of USPL Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock for election of all nominees for director hereinafter named and for approval of Proposals 2 and 3 ratifying the grant of options to non-employee directors and the appointment of Arthur Andersen LLP as the independent auditors of the Company for 1998.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters to be presented at the Annual Meeting which the Company does not know a reasonable time before the Proxy solicitation; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The Company is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed notice of the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of USPL. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

         The election of directors will be determined by a plurality vote. The approval of Proposals 2 and 3 and any other business matters properly brought before the Annual Meeting requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Under the Nevada law, an abstention, withholding of authority to vote or a broker non-vote on any proposal, other than the election of directors, will not be counted as votes cast for or against such proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person who is known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock , (ii) each director of the Company, (iii) the Company's chief executive officer; and (iv) all directors and executive officers of the Company as a group.

         The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and

Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. All shares listed in the table below are Common Shares.


                                              Amount of Shares         Percent
Name And Address**                           Beneficially Owned        of Class
------------------                           ------------------        --------
Directors and
Executive Officers
------------------

Mark Alsentzer                                    6,851,991(1)       43.5%
Lester E. Moody                                     197,616(2)        1.2%
James J. Blosser                                    101,258(3)         *
Roger Zitrin                                        338,850(4)        2.1%
August C. Schultes III                            5,814,636(5)       36.9%
Gary J. Ziegler                                   6,095,852(6)       38.7%
Bruce C. Rosetto                                    104,000(7)         *
Michael D. Schmidt                                   75,000(8)         *
All executive officers
and directors as a group
(8 persons)                                       8,069,203          51.2%

5% HOLDERS
----------

Stout Partnership(9)                              5,400,000          34.3%
   101 Jessup Rd., Thorofare, NJ 08086
Lancer Partners, L.P.(10)                           500,000           3.2%
   200 Park Ave., Ste 3900 New York, NY 10166
Michael Lauer(10)                                    50,000            *
   200 Park Ave., Ste 3900 New York, NY 10166
Lancer Voyager Fund(10)                              50,000            *
   200 Park Ave., Ste 3900 New York, NY 10166
Lancer Offshore, Inc.(10)                           511,111           3.2%
   200 Park Ave., Ste 3900 New York, NY 10166


 *    Less than 1%.

** All addresses of the executive officers and directors is that of the Company

1 Includes 955,000 shares which Mr. Alsentzer presently has the right to acquire through the exercise of outstanding options, 42,000 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock, and 5,400,000 shares as to which Mr. Alsentzer has shared voting power, which are held of record by Stout Partnership, a partnership in which Mr. Alsentzer is a general partner.

2 Includes 96,278 shares which Mr. Moody presently has the right to acquire through conversion of outstanding preferred stock.

3 Includes 5,000 shares which Mr. Blosser presently has the right to acquire through the exercise of outstanding options and 94,500 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.

4 Includes 23,170 shares which Mr. Zitrin presently has the right to acquire through conversion of outstanding preferred stock.

5 Includes 70,322 shares which Mr. Schultes presently has the right to acquire through conversion of outstanding preferred stock and 5,400,000 shares as to which Mr. Schultes has shared voting owner, which are held of record by Stout Partnership, a partnership in which Mr. Schultes is a general partner.

6 Includes 350,000 shares which Mr. Ziegler presently has the right to acquire through the conversion of 50,000 shares of outstanding preferred stock and 5,400,000 shares as to which Mr. Ziegler has shared voting power, which are held of record by Stout Partnership, a partnership in which Mr. Ziegler is a general partner.

7 Includes 75,000 shares Mr. Rosetto has the right to acquire through the exercise of options.

8 Includes 50,000 shares Mr. Schmidt has the right to acquire through the exercise of options.

9 Certain officers and directors of the Company are general partners of Stout Partnership, including Mark S. Alsentzer, August C. Schultes III, and Gary
     J. Ziegler.

10 Lancer Partners, L.P., Michael Lauer, Lancer Voyager Fund and Lancer Offshore, Inc. are affiliated with one another and are controlled by the same general partner.

PROPOSAL 1        ELECTION OF DIRECTORS

         The Board of Directors is currently composed of seven seats. At the Annual Meeting, Stockholders will vote on the election of two directors for four year terms, whose terms expire at the Annual Meeting. The By-Laws provide for three classes of directors, each class serving staggered four year terms. If for any reason any of the nominees for election at the Annual Meeting becomes unable or is unwilling to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote for substitute nominee or nominees. The Board knows of no reason why any nominee will be unable to serve.

The following table sets forth information regarding nominees for election to the Company's Board of Directors and directors remaining in office and each director's term of office.

                         DIRECTORS STANDING FOR ELECTION

                                 POSITION WITH           DIRECTOR
NAME                   AGE(1)    THE COMPANY               SINCE        EXPIRATION OF TERM
------------------------------------------------------------------------------------------
Lester E. Moody          68       Director                  1996              2002
Roger N. Zitrin          58       Director                  1996              2002

                         DIRECTORS WHOSE TERMS CONTINUE

Mark S. Alsentzer        42       Chairman, President,      1994              2000
                                  CEO and Director
August Schultes III      51       Director                  1997              2000
Gary J. Ziegler          50       Director                  1997              2000
James Blosser            60       Director                  1996              1999



(1)  Age as of 12/31/97

         The principal occupation of each director of the Company and each nominee for director is set forth below unless otherwise indicated. All directors have held their present position for at least five years.

MARK S. ALSENTZER. CHAIRMAN, DIRECTOR, PRESIDENT & CEO; Mr. Alsentzer has been the President and CEO since December 1996, and the Chairman since November 1997. As former President of Stout Environmental, Inc. Mr. Alsentzer developed that company from $2 million to $90 million in revenues and 46 to 700 employees. In 1992, Stout Environmental merged with Republic Industries, where Mr. Alsentzer remained as Vice President of Republic Environmental Systems, Inc. In addition, Mr. Alsentzer was Director of Cemtech, a company which grew from $3 to $21 million and was sold to Waste Management in 1991. Mr. Alsentzer founded Clean Earth, which is currently a wholly owned subsidiary of the Company and a leading recycler of contaminated soil and debris located in the northeast. Mr. Alsentzer has a B.S. in Chemical Engineering from Lehigh University and an MBA from Farleigh Dickenson University.

LESTER E. MOODY. DIRECTOR; Mr. Moody is presently a partner in George B. Jones & Co. Dealership Sales LLC., representing automobile dealers, in sales and purchases of dealerships. He was a member of General Motors Automobile and Dealer Advisory Council, and is on the Board of Directors of Miami Heart Institute, the Board of Directors of C&S Bank, and the Board of Directors of 100 Club of Fort Lauderdale. Mr. Moody was an automobile dealer for approximately forty years, owning nine different dealerships, including Pontiac, Toyota, Cadillac, Buick, Honda and Acura. Mr. Moody attended Christian Brothers College.

JAMES J. BLOSSER. DIRECTOR; Mr. Blosser was the former Executive Vice President and General Counsel of Huizenga Holdings, Inc. In addition, Mr. Blosser served as special counsel to the Miami Dolphins, Florida Panthers and the Florida Marlins. He was formerly a partner in Ruden, McClosky, Smith, Schuster & Russell, P.A., is currently a member of the Florida Bar, New York Bar and the American Bar Association, and is extremely active in community affairs. Mr. Blosser received his J.D. from the University of Miami.

ROGER N. ZITRIN. DIRECTOR; Dr. Zitrin was the founder and President of the Heart Association of Palm Beach County where he was a practicing physician specializing in cardiology until he retired in 1992. He is presently acting as an independent investor and investment advisor. Dr. Zitrin is the founder of Florida Medical Laser Corp. and Gold Coast Specialty Lab and co-founder of Physicians Cardiac Imaging. He is presently acting as financial advisor to Gold Coast Ventures, Inc. and serving as a Board member of Associated Home Health. Dr. Zitrin is a graduate of Rutgers College of Medicine and Dentistry.

AUGUST C. SCHULTES III. DIRECTOR; Mr. Schultes is Chairman of the Board and CEO of A.C. Schultes, Inc., a contracting and service organization specializing in water well drilling, water and waste water treatment, and pump and motor repair services with offices in Maryland, Delaware and two (2) locations in New Jersey for over seventy - five years. He is also the Chairman of the Board and CEO of Life Care Institute, a medical diagnostic center with facilities to perform stress tests, CAT scans, MRI scans and physical therapy located in New Jersey. He was also the founder, Chairman of the Board and CEO of Stout Environmental, Inc., a full service hazardous waste environmental company. Mr. Schultes is a graduate of Penn State University and has a BS in Civil Engineering.

GARY J. ZIEGLER. DIRECTOR; Mr. Ziegler is President of Consultants and Planners, Inc., which provides operating services to several water utility companies in New Jersey. Mr. Ziegler is a Professional Engineer and Professional Planner in New Jersey, a Professional Engineer in Maryland, Pennsylvania, Ohio and New York and a member of the American Society of Civil Engineers and the National Society of Professional Engineers. He was President of W.C. Services, Inc. and Vice President of Stout Environmental, Inc. Mr. Ziegler is a graduate of Clemson University with a BS degree in Civil Engineering.

Set forth below is biographical information for the Company's executive officers who are not directors or nominees for Directors:

BRUCE C. ROSETTO. Age 39, VICE PRESIDENT AND GENERAL COUNSEL/SECRETARY; Mr. Rosetto joined the Company in January, 1997 and his primary responsibilities are acting as General Counsel to the Company, mergers and acquisitions, SEC reporting, investor relations and performing the functions as corporate secretary. Previously, his role included sales management. Mr. Rosetto was a partner in a New Jersey law firm; Paschon, Feurey, and Rosetto from 1982-86. In 1986, Mr. Rosetto became Chairman and CEO of Consolidated Waste Services of America, Inc., a fully integrated environmental company, building that company primarily through mergers and acquisitions into one of the largest privately owned environmental companies in New Jersey until its acquisition by USA Waste Services in October 1997. In 1994, he became Chairman and CEO of Hemo Biologics International, Inc., a biologic products company. He graduated from LaSalle University in 1979 with a BA Degree in Political Science, and from Villanova University School of Law in 1982, with a JD Degree. He is currently a member of the Florida and New Jersey Bar.


MICHAEL SCHMIDT. Age 49, TREASURER AND CHIEF FINANCIAL OFFICER; Mr. Schmidt joined the Company in December 1997 and is responsible for the Company's overall financial direction and SEC reporting, accounting operations and accounting controls. Mr. Schmidt has over 20 years of public and private accounting experience including 10 years in the environmental industry. Prior to joining the Company, Mr. Schmidt served as Chief Financial Officer of Republic Environmental Systems, Inc., a publicly traded company and a leading environmental service provider, headquartered in Blue Bell, Pennsylvania, a position he held for approximately ten years. Mr. Schmidt has a Bachelor of Science in Business Administration from Rowan University and is a Certified Public Accountant in the State of New Jersey.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held eight meetings, two of which were held telephonically, and took numerous actions by execution of unanimous written consents during 1997. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which such director served.

         COMMITTEES OF THE BOARD OF DIRECTORS

         The Company had an Audit Committee, Nominating Committee and a Compensation Committee during 1997. The following is a description of each such committee:

         The Audit Committee consisted of Messrs. Moody, Groth, and Ziegler. It held one meeting during 1997. The Audit Committee recommends the independent accountants appointed by the Board of Directors of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon including any questions or recommendations which may arise relating to the Company's internal accounting and auditing control procedures.

         The Nominating Committee consisted of Messrs. Alsentzer, Schultes, and Gebert. It held one meeting during 1997. Its function is to select candidates for election to the position of director. After the resignation of Harold Gebert as Chairman, director and officer of the Company, Mr. Schultes recommended the appointment of Mr. Alsentzer as Chairman. The Board unanimously approved the recommendation of the Nominating Committee. The Board also unanimously approved the appointment of Messr. Blosser to fill the vacancy of Messr. Gebert.

         The Compensation Committee consisted of Messrs. Alsentzer and Kiernan. At the end of 1997, Messr. Alsentzer resigned from the Committee and Messrs. Ziegler and Schultes were appointed to serve on this committee. The Compensation Committee held no meetings during 1997, but its function is to review and make recommendations to the Board of Directors with respect to the Company's compensation of the officers of the Company, including salary, bonus and benefits under any existing and future compensation plans. None of Messrs. Kiernan, Ziegler and Schultes are employees of the Company.

         DIRECTOR COMPENSATION

         Beginning on May 15, 1996, the Board adopted a compensation package for non-employee directors which provides for the award of 100 shares of the Company's non-registered Common Stock for each meeting attended and 60 shares of non-registered Common Stock for each Committee meeting attended not held in conjunction with a regular board meeting. On March 18, 1998, the Board of Directors unanimously approved, subject to the approval of the Company's stockholders, a grant to each non-employee director of options to purchase 2,500 shares of the common stock at an exercise price of $3.50 per share, an amount in excess of the fair market value on the date of grant.

Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From January 1, 1997 until November, 1997, the Compensation Committee consisted of Mark Alsentzer and Raymond Kiernan. Beginning with November 1997, Mr. Alsentzer resigned and the Committee was reappointed with three individuals, August C. Schultes, III, Gary J. Ziegler, and Raymond Kiernan. Alsentzer, Schultes and Ziegler are also general partners of Stout Partnership, a beneficial owner of more than 5% of the outstanding Common Stock of the Company. None of these individuals serve as an officer of the Company. Stout Partnership was awarded 320,000 options to purchase common stock of the Company pursuant to an independent appraisal as to the value of the collateral and personal guarantees provided by each of the general partners of Stout Partnership on behalf of the Company with PNC Bank of Delaware. See "Certain Transactions".

         The Company regrets to inform Stockholders that Mr. Kiernan passed away during March 1998. The Company owes a debt of gratitude to Mr. Kiernan for his many years of service to the Company and its Stockholders. The Company will miss his advice and counsel.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the Company's compensation of the officers of the Company, including salary, bonus and benefits under any existing and future compensation plans, including stock options for all employees.

         The philosophy of the Compensation Committee is to establish appropriate compensation goals for the executive officers of the Company and make recommendations to the Board of Directors with regard to executive compensation and employee stock options. The Compensation Committee shall seek to ensure that executive compensation is directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in shareholder value. There are a wide variety of factors which the Compensation Committee may take into account, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience, the individual performance of the executive under consideration, the length of time the executive has been in the position, and other factors which the Compensation Committee may deem relevant. The goals of the Compensation Committee in establishing an executive compensation program are: (i) to fairly compensate executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance, and (ii) to allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by other companies seeking quality management personnel.

         Individual base salaries for the named officers are determined by the Compensation Committee based upon the scope of the executive's responsibilities, comparisons to fair market value of similar positions in the marketplace, a subjective evaluation of the executive's performance, and the length of time the executive has been in the position.

         The compensation of the Chairman and Chief Executive Officer, Mark S. Alsentzer, has been determined utilizing similar criteria as described for other executive officers with emphasis placed upon stock options in order that the compensation of the CEO is aligned with the goals of the Compensation Committee in establishing a strong link between the performance of the Company and return on investment for stockholder with the compensation of the CEO. Mr. Alsentzer is provided with a base salary of $150,000 per annum plus $36,000 per year to reimburse Mr. Alsentzer for living expenses associated with his need to maintain a residential unit in the State of Florida near the corporate offices. Additionally, in 1996, Mr. Alsentzer was awarded 955,000 options to purchase non-registered Common Stock. The size of the option award was directly linked to specific performance goals in achieving growth for the Company. Mr. Alsentzer has met all the required performance goals, and has, therefore earned the maximum number of options under his compensation program.

         EXECUTIVE COMPENSATION DEDUCTIBILITY

         It is the Company's intent that amounts paid pursuant to the Company's compensation plans will generally be deductible compensation expense. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                            COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS
                                            August C. Schultes, III
                                            Gary J. Ziegler

                             EXECUTIVE COMPENSATION

         The following table summarizes compensation paid or accrued during the past two fiscal years for the Company's Chief Executive Officer, as the Chief Executive Officer was not employed by the Company prior to such time. No other officer made in excess of $100,000 (salary plus bonuses) during the past fiscal year.

                           Summary Compensation Table

                                                                                    Long Term Compensation
                                                                        ----------------------------------------
                                        Annual Compensation                         Awards               Payouts
                               --------------------------------------   ------------------------------   -------
Name and                                                                                Securities
Principal                                             Other Annual      Restricted        Underlying      LTIP         All Other
Position              Year(3)  Salary($)  Bonus($)  Compensation($)(1)  Stock Awards   Options/SARs (#)  Payouts($)  Compensation($)
--------              -------  ---------  --------  ------------------  ------------   ----------------  ----------- ---------------
Mark Alsentzer, CEO   1997     $150,000     -0-                             -0-                                          $36,000
                      1996(3)  $107,800                                                   955,000(2)




(1) Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer's total salary and bonus.
(2) In 1996 Mr. Alsentzer received 400,000 common stock warrants at the lower of $2.25 per share or the market price per share based on gross sales exceeding $7,500,000 over any consecutive 12 month period or gross sales of $700,000 per month for three consecutive months whichever occurs first. The exercise price is the lower of (i) $2.25 per share or (ii) the market price on the last day of each quarter. Mr. Alsentzer also receives an additional 50,000 common stock warrants per year for three years at the lower of $3.50 or market price at date of exercise. Mr. Alsentzer also received an additional 400,000 common stock warrants as an incentive to induce Mr. Alsentzer to enter into an employment agreement with the Company at the lower of (i) $4.00 or (ii) the market price on any employment anniversary date over the next ten years. Mr. Alsentzer also received 5,000 shares of options to purchase Common Stock at $2.50 per share for converting a personal loan owed by the Company into preferred stock. (3) Mark Alsentzer was not employed by the Company in 1995.


      EMPLOYMENT AGREEMENTS

Mark S. Alsentzer - Chairman, Chief Executive Officer and President. Mr. Alsentzer's employment agreement is for a five year term beginning December 24, 1996. In addition to the compensation listed above, Mr. Alsentzer receives a $3,000 per month reimbursement for living expenses and reimbursement for expenses related to a residential unit and options to purchase common stock described in footnote 2 above. Mr. Alsentzer may be terminated for cause under the employment agreement defined as (i) the conviction of a felony crime involving moral turpitude, (ii) the intentional and knowing violation of the employment agreement which results in substantial and material injury to the Company; or (iii) conduct with respect to the Company or its business which is intended to injure the Company and does injure the Company in a material and substantial way or constitutes a course of grossly negligent conduct, done in bad faith and not intended to benefit the Company, and which injures the Company in a material and substantial way. In the event, Mr. Alsentzer is terminated for cause or he elects to leave the employ of the Company for any reason, then Mr. Alsentzer shall be entitled to receive all unissued warrants for which the conditions of issuance have otherwise been met and all accrued but unpaid salary. If the employment period ceases due to the death of Mr. Alsentzer, the election of the Company to terminate without cause, or his permanent disability as defined in the agreement, then Mr. Alsentzer shall receive a lump sum cash payment equal to two years base salary as defined in the agreement and all unissued warrants for which the conditions have not been otherwise met shall be issued to Mr. Alsentzer without regard to performance of the conditions for issuance, provided, however, that if the employment ceases hereunder prior to the expiration of two years from the commencement of the employment agreement then Mr. Alsentzer shall not receive the lump sum cash payment equal to two years base salary. If employment ceases for any reason, within twelve months thereafter the Company shall cause all warrants held by employee to be registered. This agreement requires Mr. Alsentzer to spend a minimum of 75 % of his time and effort devoted to performing the functions of his employment agreement.

Bruce C. Rosetto - Vice President and General Counsel/Secretary. Mr. Rosetto has an employment agreement with the Company with a three year term commencing on March 1, 1997 with a base salary of $100,000 per year. He was also awarded an option to purchase 75,000 shares of Common Stock at $3.50 per share which vested 25,000 immediately, 25,000 on June 1, 1999 and 25,000 on June 1, 2000. The
options are for a term of ten years unless terminated in which event the options must be exercised within 30 days. Mr. Rosetto may be terminated for cause under the employment agreement defined as (i) the failure to substantially perform his duties, (ii) the engaging in gross negligence or willful misconduct which causes injury to the Company; (iii) a violation of the restrictive covenants and confidentiality provisions of the employment agreement; or (iv) the conviction of a felony involving moral turpitude. In the event, Mr. Rosetto is terminated for cause or he elects to leave the employ of the Company for any reason, then Mr. Rosetto shall be entitled to receive accrued salary and expenses through date of termination. In the event the Company terminates Mr. Rosetto, he shall be entitled to receive his then current Base salary for twelve months plus all Company benefits to be paid on his behalf for twelve months. Mr. Rosetto also has provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

Michael D. Schmidt - Chief Financial Officer/Treasurer. Pursuant to a letter agreement, Mr. Schmidt is paid a Base salary of $100,000 per year commencing December 1, 1997. He also has an Option to purchase 50,000 shares of common stock at $3.50 per share which vest immediately and are for a term of ten years unless terminated in which event they must be exercised with 30 days. Mr. Schmidt also receives $5,400 per year as an auto allowance.

Michael A. Lupo - President of U.S. Plastic Lumber Ltd. Pursuant to a letter agreement commencing January 1, 1998, Mr. Lupo has a Base salary of $75,000 per year. He also has an Option to purchase 25,000 shares of common stock at $3.50 per share which vested immediately. An additional option to purchase up to 100,000 shares of common stock at $3.50 per share based upon meeting certain performance criteria relative to Operating Income which vest immediately upon the occurrence of meeting the performance criteria. Up to an additional $100,000 in incentive compensation, payable in either stock or cash, for year ended December 31, 1998 also based upon meeting certain Operating Income targets.

Michael Goebner - President of Carteret Biocycle Corp. and Clean Earth of New Castle, Inc. Pursuant to an letter agreement commencing August 1997, Mr. Goebner has a Base salary of $100,000 per annum. He is also provided with a company car. He also has an option to purchase 15,000 shares of common stock at $4.50 per share with another option at the end of his first year of employment to purchase an additional 15,000 shares at the market price of the common stock at the end of the first year of employment. He was also provided an earn out for 5,000 shares of stock based upon meeting certain EBIT criteria.

Steven C. Sands - President of Waste Concepts, Inc. Pursuant to a written employment agreement with a term for five years commencing November 18, 1997, Mr. Sands has a Base salary of $125,000 per annum. He receives $7,200 per year as an auto allowance. He has an option to purchase 10,000 shares of common stock at $6.00 per share. He also has an earn out of 25,000 shares based upon Waste Concepts meeting certain financial performance goals at the rate of 5,000 shares per year for each of the next five years. The Employment Agreement contains no change of control provisions. Mr. Sands may be terminated for cause under the employment agreement defined as (i) the failure to substantially perform his duties, (ii) the engaging in gross negligence or willful misconduct which causes injury to the Company; (iii) a violation of the restrictive covenants and confidentiality provisions of the employment agreement; or (iv) the conviction of a felony involving moral turpitude. In the event, Mr. Sands is terminated for cause or he elects to leave the employ of the Company, then Mr. Sands shall be entitled to receive accrued salary and expenses. In the event the Company terminates Mr. Sands, he shall be entitled to receive his then current Base salary for twelve months plus all Company benefits to be paid on his behalf for twelve months. Mr. Sands also has provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

         STOCK OPTIONS

          The Board of Directors of the Company has granted options to acquire shares of Common Stock to the Company's key employees and officers. Awards of options to the Company's Chief Executive Officer are reported in the Summary Compensation Table. Awards to executive officers and other key management personnel are listed above in the employment agreement section. In addition, the Board of Directors has awarded non-qualified options to acquire 70,000 shares of the Common Stock to other managers. The Board of Directors has determined the persons to whom awards are granted, the number of awards granted and the specific terms of each award, including the vesting thereof and the exercise price.

         OPTIONS/WARRANTS AWARDED DURING 1997

         The following table sets forth as to the Chief Executive Officer of the Company certain information with respect to option/warrant awards during 1997 as follows: (i) the number of shares of Common Stock underlying options awarded,
(ii) the percentage that such options represent of all options awarded to officers and employees during the year, (iii) the exercise price, (iv) the expiration date and (v) the potential realizable value of such options. It should be noted that actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates
                                                                                of stock price appreciation
                                                                                for Warrant Term
------------------------------------------------------------------------------------------------------------
                     Number of      % of Total
                     Securities      Options/
                     Underlying      Warrants
                     Warrants/      Awarded To      Exercise                     At 5%            At 10%
                      Options      Employees in    Price Per    Expiration       Annual           Annual
      Name            Awarded       fiscal year      Share         Date          Growth           Growth
------------------- ------------- ---------------- ----------- -------------- --------------- --------------
Mark S. Alsentzer     320,000          57.1%          2.25      12/19/2007       $511,444      $1,334,244
------------------- ------------- ---------------- ----------- -------------- --------------- --------------



The following table sets forth information regarding the option values of options held by the Company's Chief Executive Officer at a fiscal year end.

No options awarded to the Chief Executive Officer have been exercised during 1997.

            AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                VALUE OF UNEXERCISE
                                                     NUMBER OF SECURITIES       IN-THE-MONEY
                                                     UNDERLYING UNEXERCISED     OPTIONS/SARs AT
                                                     OPTIONS/SARs AT            FISCAL YEAR END
                  SHARES ACQUIRED   VALUE            FISCAL YEAR END            EXERCISABLE/
NAME              ON EXERCISE (#)   REALIZED ($)     EXERCISABLE/UNEXERCISABLE  UNEXERCISABLE(1)
----              ---------------   ------------     -------------------------  ----------------

Mark S. Alsentzer          0                0        855,000/100,000            $2,113,500/0
Mark S. Alsentzer          0                0        320,000(2)/0               $819,200/0



----------

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options awarded based upon the closing sales price per share of $4.81 on December 31, 1997.

(2)  Beneficial ownership through Stout Partnership. See Certain Transactions.

CERTAIN TRANSACTIONS

          During the past two fiscal years, the Company has entered into several significant acquisitions and other transactions with affiliates. The terms of these transactions were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These are as follows:

         On February 1, 1996 the Earth Care Global Holdings, a predecessor of the Company, acquired certain assets of Earth Care Partners (ECP), a partnership controlled by certain former officers/stockholders (including the former Chairman of the Company) of the Company for a total purchase price of $200,000. In exchange therefore, the partners of ECP received 112,926 shares of the Company's common stock. At

December 31, 1996, $113,535 of receivables due from certain partners of ECP was included in accounts and notes receivable. Certain partners of ECP have agreed to pledge 70,579 shares of their holdings in the Company's common stock as collateral for the repayment of such receivables, although such pledge has not been formally perfected. At such time as those shares are registered, such partners have agreed to repay the Company. In August 1997, one of the former partners of ECP alleged that the Company wrongfully issued shares to certain of the other partners of ECP. The Company responded by appointing an independent board committee to examine the facts surrounding the ECP acquisition. Independent counsel was retained to thoroughly review the ECP transaction to insure that this related party transaction was in fact properly authorized and executed. Independent counsel has reported its findings and made certain recommendations to the independent board committee. Based upon these recommendations, the Company is reviewing its legal remedies and simultaneously therewith, ECP and the Company are currently involved in negotiations to resolve all issues arising out of the ECP acquisition.

         On or about November 5, 1997, Eugene Arnold, Jr. (a former director of the Company), Vernon C. Walker, and R. Wayne Raffety (collectively "Arnold") filed suit in the United States District Court for the Eastern District of Pennsylvania against the Company and former directors David Farrow and Harold Gebert. Arnold's claims arise out of a venture capital loan made by Arnold to the Company on January 12, 1995 (the "Loan"), the principal and interest which was paid by the Company. Arnold contends that at the time of the Loan, Gebert and Farrow agreed to a award of warrants of their stock in the Company, and that Gebert and Farrow, on behalf of either the Company or themselves, also made assurances that Arnold would be protected against any anti-dilution of the shares of stock. The litigation was settled and dismissed on or about February 20, 1998. The Company agreed to pay Arnold 15,000 shares of common stock on or before June 30, 1999.

         On December 31, 1996 and simultaneous to the closing of the Clean Earth merger, the Stout Partnership (owners of Clean Earth, Inc.) extended a note to the Company in the amount of $500,824 at Federal prime rate plus 1%. The proceeds were used to pay off the note payable to Magellan Finance Co which matured on December 31, 1996.

         Clean Earth, Inc. incurred administration and service fees to its stockholders of $500,000 in the year ended December 31, 1996.

         On January 23, 1997 A. C. Schultes, Inc., loaned the Company an additional $700,000 at Federal Reserve prime rate plus 1%, the proceeds of which some were used to partially fund the RPI acquisition. The Company has since borrowed additional cash from A. C. Schultes, Inc. and as of September 30, 1997 owed $1,200,000 on an unsecured line of credit from A. C. Schultes, Inc. at Federal Reserve prime rate plus 1%. The total available facility from A. C. Schultes, Inc is $2,300,000 and is renewable on an annual basis. August C. Schultes III is a director of the Company and the Chairman and CEO of A. C. Schultes, Inc.

         On or about December 12, 1997, the Board of Directors awarded warrants to Stout Partnership providing it the right to purchase 320,000 shares at an exercise price of $2.25 per share. This award was in consideration of Stout Partnership and each of the individual members of the partnership personally guaranteeing a revolving discretionary line of credit in the amount of $4,000,000 on behalf of the Company with PNC Bank of Delaware. In addition to the personal guarantees, the individual members of the partnership pledged $2,000,000 in cash or securities to PNC Bank on behalf of the Company. August C. Schultes III and Gary J. Ziegler, both directors of the Company, are individual partners in Stout Partnership. Mark S. Alsentzer, Chairman and President of the Company is also an individual partner in Stout Partnership.

         The Company has lease a manufacturing facility from entities controlled by individuals who are stockholders. Until October 20,1997, at the rate of $7,000 per month, the Company leased a manufacturing facility located in Tennessee from the entity from which the Company acquired the assets used in such manufacturing operation, and the owners of which became stockholders of the Company in such acquisition. The Company has terminated this lease and relocated its facility into a larger rented facility in a nearby Tennessee location. The Company's RPI subsidiary leases approximately 38,000 square feet of office and manufacturing space from Plastic Properties, LLC. The lease provides for minimum rentals of $11,875 per month through December 31, 2008 with an option to renew for an additional 5-year terms. Lee Anderson, President of RPI and Vice President of U.S. Plastic Lumber Ltd., is a partner in Plastic Properties, LLC.

CONFLICTS OF INTEREST

         The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest. The Company will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

STOCK RETURN PERFORMANCE PRESENTATION

         Set forth below is a performance graph comparing the cumulative total shareholder return on the Company's Common Stock based on its market price, with the cumulative total return of companies in NASDAQ Composite (US), and a Peer Group Industry Index. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 on April 1, 1996. The Peer Group Index is heavily weighted toward environmental companies due to the lack of plastic lumber industry stocks which are public tradable.


                              [PERFORMANCE GRAPH]


--------------------------------------------------------------------------------
TOTAL
RETURN
ANALYSIS

                                   4/1/96      12/31/96       12/31/97
--------------------------------------------------------------------------------
U.S. PLASTIC LUMBER CORPORATION    $100.00      $117.46      $ 122.22
--------------------------------------------------------------------------------
PEER GROUP                         $100.00      $ 80.62      $ 186.90
--------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)              $100.00      $116.87      $ 142.75
--------------------------------------------------------------------------------


PROPOSAL 2 - APPROVAL OF THE NON-EMPLOYEE DIRECTOR OPTION AWARD

GENERAL

         The Board of Directors of the Company approved the grant of options to purchase 2,500 shares of Common Stock to each current non-employee director of the Company, subject to approval by the stockholders of the Company (individually, a "Non-Employee Director Award"). All non-employee directors of the Company are eligible to receive options pursuant to the terms of this grant. The purpose of each Non-Employee Director Award is to provide additional incentive to members of the Board of Directors of the Company who are not also employees by encouraging them to invest in the Company's Common Stock and thereby acquire a further proprietary interest in the Company and an increased personal interest in the Company's continued success and progress.

         The Company is seeking stockholder approval of these awards to satisfy a condition of Rule 16b-3 under the Exchange Act which provides an exemption from the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits if, among reasons, an award of option is ratified by the stockholders at the next annual meeting of stockholders.

         Set forth below is a summary of the provisions of each Non-Employee Director Award. This summary is qualified in its entirety by the detailed provisions of the text of the form of option agreement evidencing these awards set forth as Appendix "A" to this Proxy Statement and is incorporated herein by reference.

ELIGIBILITY

         Under the Non-Employee Director Awards, only directors of the Company who are not full-time employees of the Company or its subsidiaries were granted options to purchase shares of Common Stock.

AWARDS UNDER THE NON-EMPLOYEE DIRECTOR AWARD

         All options awarded to non-employee directors were non-qualified stock options subject to the approval of stockholders. Each non-employee director of the Company was granted an option to purchase 2,500 shares of the Company's Common Stock.

EXERCISE PRICE OF OPTIONS/PAYMENT OF EXERCISE PRICE

         The exercise price for options issued to non-employee directors is $3.50 per share which price was in excess of the fair market value of the non-registered shares of Common Stock on the date of Board approval of the awards as established by an independent appraisal report.

         The exercise price of an option may be paid in cash, the delivery of already owned shares of Common Stock of the Company having a fair market value equal to the exercise price, or a combination thereof.

         The Board has determined to allow the payment of the exercise price in Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock, and immediately thereafter effect further exercises of the option, using the Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value of all shares to which the option relates over (b) the aggregate exercise price under the option. A vote in favor of Proposal 2 is also a vote in favor of this interpretation.

EXERCISABILITY AND EXPIRATION OF OPTIONS

         Options granted pursuant to each Non-Employee Director Award are immediately exercisable following stockholder approval. Options awarded under the Non-Employee Director Award will generally expire ten years after the date they are awarded except as provided therein. All unexercised options terminate three months after the optionee ceases to be a director of the Company (whether by death, disability, resignation, removal, failure to be reelected or otherwise, and regardless of whether the failure to continue as a director was cause or otherwise), but not later than ten years after the date of option award.

NONTRANSFERABILITY OF OPTIONS

         No option awarded to non-employee directors is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, all options awarded are exercisable only by such optionee.

ADJUSTMENTS

         Each Non-Employee Director Award provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the Board in event of a declaration of stock dividend, stock split, merger, consolidation, split up, combination, recapitalization, conversion or similar circumstances.

AMENDMENTS

Except as provided in the agreements evidencing the awards, the Board of Directors may amend or supplement the Non-Employee Director Award without the approval of the award recipients; provided, however, that such action shall not affect options awarded prior to the actual date on which such action occurred.

AWARDS GRANTED TO NON-EMPLOYEE DIRECTORS

         The following table sets for the information regarding the options awarded to each non-employee director of the Company pursuant to the Non-Employee Director Award.

                           NON-EMPLOYEE DIRECTOR AWARD

                                          DOLLAR                NUMBER
         NAME AND POSITION                VALUE ($)(1)         OF UNITS
         -----------------               -------------         ---------
James J. Blosser, Director ...........     $  8,125             2,500(2)

Lester E. Moody, Director.............     $  8,125             2,500(2)

August C. Schultes, III, Director.....     $  8,125             2,500(2)

Gary J. Ziegler, Director.............     $  8,125             2,500(2)

Roger N. Zitrin, Director.............     $  8,125             2,500(2)
                                           --------            ---------
Non-Employee Director Group
   (5 persons)........................     $ 40,625            12,500

(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options awarded based upon the closing sales price per share of $6.75 on April 22, 1998.
(2) Represents a non-qualified stock option to purchase 2,500 shares of Common Stock at an exercise price of $3.50 per share.

         For additional information regarding option awards made to the Company's directors, see "Compensation of Directors." Approval of Proposal 2 will constitute the ratification of the award of options to the directors named in the table above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" APPROVAL OF PROPOSAL 2.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION GRANT TO NON-EMPLOYEE DIRECTORS

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE NON-EMPLOYEE DIRECTOR GRANTS, QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW.

NON-QUALIFIED STOCK OPTIONS

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the award of non-qualified stock options pursuant to each Non-Employee Director Award. On the exercise of a Non-Qualified Stock Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) of the Code in an amount equal to such excess, provided that the Company complies with applicable withholding or reporting rules.

         Upon the sale of stock acquired by exercise of a non-qualified stock option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. The reduced rate (20%) of tax on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a non-qualified stock option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. The optionee will recognize ordinary income on the exercise of the non-qualified stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

PROPOSAL 3        RATIFICATION OF APPOINTMENT OF AUDITORS

         Based upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP to be the Company's independent certified public accountants for fiscal 1998. On February 27, 1998, the Company engaged the firm of Arthur Andersen LLP independent certified public accountants replacing the firm of Kuntz Lesher Siegrist & Martini LLP. This change in independent certified public accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors. Kuntz Lesher Siegrist & Martini LLP had served as the Company's independent accountants and audited the Company's financial statements for the years ended December 31, 1996.

         Kuntz Lesher Siegrist & Martini LLP reports on the financial statements for the two years ended December 31, 1996 contained no adverse opinion or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principals.

         There were no disagreements between the Company or its subsidiaries and Kuntz Lesher Siegrist & Martini LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the consolidated financial statements for the two years ended December 31, 1996 and subsequent period through February 27, 1998 which, if not resolved to the satisfaction of Kuntz Lesher Siegrist & Martini LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with the reports of Kuntz Lesher Siegrist & Martini LLP on the consolidated financial statements of the Company for the two years ended December 31, 1996. Such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the conduct of the audits of the Company for the two fiscal years ended December 31, 1996, and all subsequent interim periods preceding the engagement of Arthur Andersen LLP, Kuntz Lesher Siegrist & Martini LLP has not advised the Company (i) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (ii) that information has come to the attention of Kuntz Lesher Siegrist & Martini LLP that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (iii) of the need to expand significantly the scope of its audit, or that information has come to the attention of Kuntz Lesher Siegrist & Martini LLP during such time period that if further investigated may
(A) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report, or (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements; or (iv) that information has come to their attention that materially impacts the fairness or reliability of either
(A) a previously issued audit report or the underlying financial statements, or
(B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report.

A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to have the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of equity securities of the Company, to file reports of ownership and changes in ownership to the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         When the Company became a public reporting company upon filing of a Registration Statement on Form 8A with the SEC, on March 2, 1998, the directors and officers of the Company were required to file an Initial Statement of Beneficial Ownership on Form 3 with the SEC on such date. All of the Company's directors and executive officers of the Company including Mark S. Alsentzer, Bruce C. Rosetto, Michael D. Schmidt, Michael A. Lupo, Michael Goebner and Steven C. Sands furnished the requisite Initial Statement of Beneficial Ownership on Form 3 a few days late.

STOCKHOLDER PROPOSALS

         Any proposals of stockholders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the proxy statement and form of proxy relating to such meeting not later than December 30, 1998. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Any proposal shall be subject to the requirements of the proxy rules under the Exchange. Detailed information for submitting resolutions will be provided upon written request to the Secretary of USPL (U.S. Plastic Lumber Corporation, 2300 Glades Road, Suite 440W, Boca Raton, FL 33431,
Attention: Bruce C. Rosetto). No stockholder proposals were received for inclusion in this Proxy Statement based upon an April 28, 1998 mail date.

EXPENSES OF SOLICITATION

         The expense of the proxy solicitation will be borne by the Company. InterWest Transfer Company has been retained by the Company to assist in the solicitation of proxies and will be paid a fee of $4,500.00 for such services plus reimbursement of out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's Common Stock, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual stockholder reports to any beneficial owners of the Common Stock.

OTHER MATTERS

You are again invited to attend the Annual Meeting at which management of USPL will present a review of the Company's progress and operations.

ANNUAL REPORT

         This Proxy Statement is accompanied by the Annual Report to Stockholders for the year ended December 31, 1997 (the "Annual Report"). The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:



                         U.S. Plastic Lumber Corporation
                             Attn: Bruce C. Rosetto
                           2300 Glades Rd. Suite 440W
                              Boca Raton, FL. 33431

                                   APPENDIX A

              NON-QUALIFIED STOCK OPTION FOR NON-EMPLOYEE DIRECTORS

To:
         -------------------------------
                  Name


         -------------------------------
                  Address

Date of Award:  MARCH 18, 1998

         Your are hereby awarded an option, effective as of the date hereof, to purchase 2,500 shares of common stock, $0.001 par value per share ("Common Stock"), of U.S. Plastic Lumber Corporation, a Nevada corporation (the "Company"), at a price of $3.50 per share.

         Your option shall be exercisable in full on the date of grant and shall remain exercisable for a period of three years, except if terminated earlier as provided herein. This option shall not be exercisable after three years from the date of its award (the "Scheduled Termination Date"). During the period during which this option is exercisable, the number of shares subject to such option and the exercise price per share shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems in its sole discretion to be similar circumstances.

         You may exercise your option by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-call "cashless exercise"; (b) (unless prohibited by the Committee) certificates representing shares of Common Stock of the Company, which will be valued by the Secretary of the Company at the fair market value per share of the Company's Common Stock (as determined in accordance with the resolutions approving such award) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) (unless prohibited by the Board of Directors) any combination of cash and Common Stock of the Company valued as provided in clause
(b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.

         Your option will, to the extent not previously exercised by you, terminate three months after the date on which you cease for any reason to be a director of the Company (whether by death, disability, resignation, removal, failure to be reappointed, reelected or otherwise and regardless of whether the failure to continue as a director was for cause or without cause or otherwise), but in no event later than three years from the date this option is awarded. After the date you cease to be a director, you may exercise this option only for the number of shares which you had a right to purchase and did not purchase on the date you ceased to be a director. Your directorship shall not be deemed to have terminated if you cease being a director of the Company but are or concurrently therewith become a director of the Company or another subsidiary corporation.

         In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Board of Directors deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Board of Directors.

         This option is not transferable otherwise than by will or the law of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

         Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

                  (a) Until the options granted hereby are approved by the stockholders of the Company;

                  (b) Until this option and the optioned shares are approved and/or registered with such federal, state and local regulatory bodies or agencies and securities exchanges as the Company may deem necessary or desirable; or

                  (c) During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell.

                  (d) Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock, unless prohibited by the Board of Directors) (i) all federal, state and local income tax withholding required to be withheld by the Company in connection with the option exercise and (ii) the employee's portion of other federal, state and local payroll and other taxes due in connection with the option exercise.

         The following two paragraphs shall be applicable if, on the date of exercise of this option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (a) The optionee hereby agrees, warrants and represents that he will acquire the Common Stock to be issued hereunder for his own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any such shares, except as hereafter permitted. The optionee further agrees that he will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without aneffective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an option of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. The optionee shall execute such instruments or representations, as counsel to the Company deems advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (b) The certificates for Common Stock to be issued to the optionee hereunder shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

         The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         It is the intention of the Company and you that this option shall not be an "Incentive Stock Option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended and the regulations thereunder.

         Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

         This option shall be subject to the terms of set forth herein and in the resolution approving the grant. This option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this option, in whole or in part, shall be binding upon the Company unless in writing and signed by the President of the Company. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Nevada.

         Please sign the copy of this option and return it to the Company's Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

                                        U.S. PLASTIC LUMBER CORPORATION



                                        By:
                                           --------------------------------

         I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it, hereby signify my understanding of, and my agreement with, its terms and conditions.





---------------------------------           ------------------------------
(Signature)                                      (Date)

                                                                      Appendix A

REVOCABLE PROXY

                        U.S. PLASTIC LUMBER CORPORATION
                         Annual Meeting of Stockholders
                                  June 3, 1998

The undersigned hereby constitutes and appoints Mark S. Alsentzer and Bruce C. Rosetto and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Plastic Lumber Corporation. ("USPL"), to be held on the 3rd day of June, 1998, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of USPL which the undersigned is entitle to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as follows:

     Please mark your votes as in this example. [ ]

1. The election as directors of all nominees listed below for the term set forth below each nominee's name (except as marked to the contrary):


                            Lester E. Moody         Roger N. Zitrin
                            (four year term)        (four year term)

                            [ ] FOR                 [ ]  VOTE WITHHELD

     To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.



                              -------------------

2. To ratify the grant of a non-qualified stock option to purchase 2,500 shares of Common Stock to each current non-employee director.

             [ ]   FOR           [ ]   AGAINST              [ ]   ABSTAIN

3. To ratify the appointment of Arthur Andersen LLP as independent auditors for fiscal year end December 31, 1998.

             [ ]   FOR           [ ]   AGAINST              [ ]   ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors recommends a VOTE "FOR" the election of the nominees listed and for the approval of Proposals 2 and 3.



                                  (Continued and to be signed on following page)

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USPL

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAME HEREIN INTENDS TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

Should the undersigned be present and choose to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of USPL at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report to Shareholders, Notice of the Company's Annual Meeting and the Proxy Statement relating thereto.

                                    DATE: _______________________________, 1998
                                            (Please date this Proxy)



                                    -------------------------------------------


                                    -------------------------------------------
                                    Signature(s)

                                    It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.



     PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.